CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Proffitt's, Inc. on Form S-8 of our report dated March 15, 1996, on our audits of the consolidated financial statements of Proffitt's, Inc. as of February 3, 1996 and January 28, 1995, and for each of the three years in the period ended February 3, 1996, and our report dated March 15, 1996 on our audit of the financial statement schedule listed in Item 14(a)2 of Form 10-K, which reports are incorporated by reference in this Form 10-K.

                                   /s/COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
April 22, 1996


                     INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 33-88390 of Proffitt's, Inc. on Form S-8 of our report dated March 3, 1995, with respect to the consolidated financial statements of Younkers, Inc. and subsidiary for the year ended January 28, 1995 not separately presented, appearing in this Annual Report of Form 10-K of Proffitt's, Inc. for year ended February 3, 1996.

/s/Deloitte & Touche LLP

Des Moines, Iowa
April 22, 1996

                        Consent of Independent
Auditors

We consent to the incorporation by reference in the Registration Statement of Proffitt's, Inc. (Form S-8 No. 33-88390) pertaining to the Proffitt's, Inc. 1994 Employee Stock Purchase Plan of our report dated March 3, 1994 (with respect to the consolidated statements of earnings, shareholders' equity, and cash flows of Younkers, Inc. for the year ended January 29, 1994, not separately presented), appearing in the Annual Report (Form 10-K) of Proffitt's, Inc. for the year ended February 3, 1996.

                              /s/ERNST & YOUNG

Des Moines, Iowa
April 22, 1996